AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 25, 1997
                                              REGISTRATION NO. 333-21519


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                              BARNETT BANKS, INC.
            (Exact Name of Registrant as Specified in its Charter)


           Florida                   6712                    59-0560515
      (State or Other        (Primary Standard            (I.R.S. Employer
       Jurisdiction       Industrial Classification    Identification Number)
    of Incorporation or         Code Number)
       Organization)


                             50 NORTH LAURA STREET
                         JACKSONVILLE, FLORIDA 32202
                               (904) 791-7720
         (Address, including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)


                               CHARLES E. RICE
                    CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              BARNETT BANKS, INC.
                            50 NORTH LAURA STREET
                        JACKSONVILLE, FLORIDA 32202
                              (904) 791-7720
         (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent For Service)


                                  Copies to:

           Fred B. White, III, Esq.            Joseph L. Getraer, Esq.
            Skadden, Arps, Slate,                Roseman & Collin LLP
              Meagher & Flom LLP                  575 Madison Avenue
               919 Third Avenue               New York, New York 10022
           New York, New York 10022                 (212) 940-8800
                (212) 735-3000


       If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ( )




                               EXPLANATORY NOTE

       This Post-Effective Amendment No. 1 consists of no exhibits. On April 1, 1997, the merger of Oxford Acquisition, Inc., a wholly owned subsidiary of Barnett, with and into Oxford was consummated, and each issued and outstanding share of Oxford Common Stock was converted into, and became exchangeable for, .9085 shares of Barnett Common Stock, resulting in the issuance of an aggregate of 13,631,004 shares of Barnett Common Stock. Therefore, in accordance with Item 22(a) in Part II of the Registration Statement relating to certain undertakings, this Post-Effective Amendment No. 1 is being filed by Barnett for the purpose of deregistering 653,996 shares of Barnett Common Stock. Capitalized terms used and not defined in this Explanatory Note have the meaning set forth in the Proxy Statement/Prospectus included in this Registration Statement.



                                  SIGNATURES

       Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on April 25, 1997.


                                BARNETT BANKS, INC.

                                By: /s/ Hinton F. Nobles, Jr.
                                   -------------------------------
                                   Name:  Hinton F. Nobles, Jr.
                                   Title: Executive Vice President


       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on April 25, 1997.

                   NAME                                TITLE
                   ----                                -----

                    *                        Chairman, Chief Executive
        ------------------------------         Officer and Director
             Charles E. Rice

                    *                        President, Chief Operating
        ------------------------------         Officer and Director
            Allen L. Lastinger, Jr.

                    *                        Chief Financial Officer
        ------------------------------
             Charles W. Newman

                    *                        Controller (Principal
        ------------------------------         Accounting Officer)
             Gregory M. Delaney

                    *                        Director
        ------------------------------
             Walter H. Alford

                    *                        Director
        ------------------------------
             Rita Bornstein

                    *                        Director
        ------------------------------
            James L. Broadhead

                    *                        Director
        ------------------------------
             Alvin R. Carpenter

                    *                        Director
        ------------------------------
             Marshall M. Criser

                    *                        Director
        ------------------------------
            Jack B. Critchfield

                    *                        Director
        ------------------------------
            Remedios Dias Oliver

                    *                        Director
        ------------------------------
             Clarence V. McKee

                    *                        Director
        ------------------------------
            Thompson L. Rankin

                    *                        Director
        ------------------------------
           Frederick H. Schultz

                    *                        Director
        ------------------------------
              Stewart Turley

                    *                        Director
        ------------------------------
             John A. Williams

  _________________________

  * Hinton F. Nobles, Jr., by signing his name hereto, does hereby execute this Post-Effective Amendment No. 1 to the Registration Statement on behalf of the directors and officers of Barnett indicated above by asterisk, pursuant to powers of attorney duly executed by such directors and officers and filed as exhibits to the Registration Statement of Form S-4.


                                     By: /s/ Hinton F. Nobles, Jr.
                                         --------------------------
                                         Name: Hinton F. Nobles, Jr.
                                         Attorney-in-fact

                                     Date:  April 25, 1997